Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-269942, 333-267201, 333-262932, 333-260753, and 333-259727 on Form S-8 of our reports dated February 16, 2024 relating to the financial statements of Freshworks Inc. and the effectiveness of Freshworks Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Freshworks Inc. for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
February 16, 2024